EXHIBIT  10.1

                          Description of Oral Agreement
                              To Provide Funding to
                           Organic Spice Imports, Inc.

     Ali Balaban and Daniel Masters, both of whom are officers and directors of Organic Spice Imports, Inc. (the "Company") have orally agreed to provide the necessary funds for the Company to comply with the 1934 Act reporting requirements and to complete a business combination between the Company and an as yet unidentified operating business. The terms and conditions of this agreement are as follows:

     The individual providing the funds, whether Mr. Balaban or Mr. Masters, must be an officer and director of the Company when the obligation is incurred.

     The funds provided will be from personal funds.

     The funds will be provided as interest free loans to the Company or as capital contributions.

     Neither Mr. Balaban nor Mr. Masters has, as of the date hereof, set a maximum dollar amount that they are willing to provide to the Company.